Exhibit 10.45

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND REPLACED WITH “[***]”. SUCH IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS (I) NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF DISCLOSED.

AMENDMENT No. 2 TO

AMENDED AND RESTATED LICENSE AGREEMENT

This Amendment No. 2 to Amended and Restated License Agreement (this “Amendment”) dated as of January 13, 2016 (the “Effective Date”), is entered into among Technion Research and Development Foundation Ltd. (“TRDF”), Applied Immune Technology Ltd. (“AIT”), and Adicet Bio Inc. (“Adicet”) (TRDF, AIT and Adicet, collectively, the “Parties”), with respect to the following facts:

TRDF and AIT are parties to the Amended and Restated License Agreement entered into on May 21st, 2014, and its Amendment No. 1 dated June 30th, 2015, as may be further amended or restated from time to time (collectively, the “License Agreement”). All capitalized terms used, but not defined, herein shall have the respective meanings set forth in the License Agreement.

The Parties desire to amend the License Agreement in certain respects and agree to the other provisions of this Amendment.

Now, therefore, the Parties hereby agree as follows:

1.    The License Agreement hereby is amended as follows:

1.1    For purposes of Section 2 (“Definitions”), Section 7 (“Consideration for Grant of License”) (as amended hereby) and Section 8 (“Reports; Payments; Records”) of the License Agreement and the defined terms as used therein, “Licensed Product” shall mean any product (a) which entirely or partially (1) comprises or incorporates technology developed by or in collaboration with, licensed to, controlled or otherwise acquired by Adicet Bio Inc. (“Adicet”) or its Subsidiaries or Affiliates controlled by it (without regard to the [***] requirement in the definition of “Subsidiary” (a “Downstream Affiliate”) or by AIT or its Subsidiaries or its Downstream Affiliates (including but not limited to the Licensed Technology and Joint Researcher Improvements) (the “Adicet Licensed Product” and the “AIT Licensed Product”, respectively), or (2) the making, using or selling of which falls within the scope of the Licensed Technology or Joint Researcher Improvements, and (b) for which an IND is granted on or prior to December 31, 2024.

In addition, the following defined terms under Section 2 of the License Agreement shall be deleted and the corresponding provisions in the License Agreement shall be revised accordingly: “Additional Ingredient”, “Combination Product”, “Royalty Cessation Date” and “Valid Claim”.

1.2    Section 7.1 of the License Agreement is amended and restated to read in full as follows:

“7.1 Royalties. During the Royalty Period (as defined below), in the event that Company itself or any Subsidiary or Downstream Affiliates of Company or Adicet will sell Licensed Products, Company shall pay Licensor a running royalty equal [***] of Net Sales by Company itself or any Subsidiary or Downstream Affiliates of Company or Adicet. Notwithstanding anything to the contrary herein, Company or Adicet shall not owe to Licensor (and Licensor shall not be entitled to receive) any royalties on any sales by Adicet, AIT or their respective Subsidiaries or Downstream Affiliates to each other but shall not derogate from any obligations to pay royalties on sales to third parties.”

1.3    Section 7.2 of the License Agreement is amended and restated to read in full as follows:

“7.2 Sublicense Receipts. During the Royalty Period, in the event that a Sublicensee itself or any Subsidiary or Affiliates of Sublicensee will sell Licensed Products, Company shall pay Licensor the lesser of (a) [***] sales of Licensed Products by Sublicensee itself or any Subsidiary or Affiliates of Sublicensee (as defined in the sublicense agreement), or (b) except if a Sublicensee is an Affiliate of Company or Adicet (in which case only the preceding subsection (a) will apply), [***] of the amounts received by Company or Adicet or its Subsidiary or Downstream Affiliate in the form of royalties on net sales of Licensed Products by Sublicensee itself or any Subsidiary or Affiliates of Sublicensee (as defined in the sublicense agreement). Company shall owe no other sublicense-related payments. Notwithstanding anything to the contrary herein, Company or Adicet shall not owe to Licensor (and Licensor shall not be entitled to receive) royalties based on any amounts received by Adicet, AIT or their respective Subsidiaries or Downstream Affiliates from each other, but shall not derogate from any obligations to pay royalties on sales to third parties.”

1.4    Section 7.3 of the License Agreement is amended and restated to read in full as follows:

“7.3 Royalty Period and No Adjustments. “Royalty Period” shall mean, with respect to each Licensed Product, [***] after the First Commercial Sale of such Licensed Product, on a Licensed Product-by-Licensed Product basis. There shall be no adjustments or offsets to the royalty obligations hereunder (including, without limitation, adjustments or offsets for combination products, third party royalty stacking, generic products, M&A or time based adjustments). Other than the payments expressly set forth in Sections 7.1 and 7.2, Adicet, AIT and their respective Affiliates shall not owe to Licensor any payments in connection with the sale of Licensed Products or the sublicense of the Licensed Technology or Joint Researcher Improvements. For the avoidance of any doubt, nothing herein shall derogate from the commitment by the Company to pay for the preparation, filing, prosecution, protection and maintenance of all patents and patent applications within the Licensed Technology and Joint Researcher Improvement Patent Rights in accordance with Section 9 to the License Agreement and to fund the research in Researcher’s laboratory at the Technion relating to [***] complexes recognized by T-Cells during the Initial Research Period as stated in Amendment No. 1.”

1.5    Unless terminated in accordance with the terms of the Agreement, it is hereby clarified that the term of the Agreement as set forth in Section 14.1 of the License Agreement shall not be sooner than the “Royalty Period” as such term is defined herein.

1.6    In the event of a termination pursuant to Section 14.3(a) (“Termination without Cause”), the obligations of Company to pay royalties under Section 7 of the License Agreement and Adicet to pay royalties under Section 2 of this Amendment shall survive such termination with respect to those Licensed Products for which an IND was granted prior to the date of such termination ([***]) as well as any obligations which in accordance with the License Agreement are intended to survive termination.

2.    Adicet shall be bound by the obligations under Section 7 (“Consideration for Grant of License”) (as amended hereby) and Section 8 (“Reports; Payments; Records”) of the License Agreement with respect to sales of any Licensed Product by Adicet, its Subsidiaries or Downstream Affiliates, or Sublicensees, its Subsidiaries or Affiliates. It is hereby clarified that this provision shall not be affected by any termination or assignment of the License Agreement or any disposition of AIT or AIT’s assets or securities.

3.    Without derogating or amending the provisions of Section 2 above in any manner and in addition thereto, Adicet shall also be jointly and severally bound by the obligations of AIT under the License Agreement, including without limitation Section 7 (“Consideration for Grant of License”) (as amended hereby) and Section 8 (“Reports; Payments; Records”) of the License Agreement, with respect to the Licensed Products – only for so long as Adicet directly or indirectly owns or controls AIT; provided, however, without limiting Adicet’s obligation under Section 2 of this Amendment, upon the sale, transfer or change of control to a third party of control of AIT, such third party thereafter shall be jointly and severally bound by the obligations of AIT under the License Agreement, including without limitation Section 7 (“Consideration for Grant of License”) (as amended hereby) and Section 8 (“Reports; Payments; Records”) of the License Agreement. Nothing herein shall relieve Adicet from its obligations under Section 2 of this Amendment regarding Adicet Licensed Products. Adicet additionally shall remain bound by all the terms and conditions of any sublicense agreement with AIT.

4.    If a third party acquires Adicet and its Subsidiaries or Downstream Affiliates in an M&A Transaction, then Licensed Products shall exclude all products of the acquiror or its Affiliates (other than Adicet and its Subsidiaries and Downstream Affiliates) provided that such products do not comprise or incorporate technology owned or controlled by Adicet or its Subsidiaries or Downstream Affiliates, or by AIT or its Subsidiaries or Downstream Affiliates (including without limitation the Licensed Technology and Joint Researcher Improvements).

5.    If a third party acquires AIT and its Subsidiaries or Downstream Affiliates in an M&A Transaction, then Licensed Products shall exclude all products of the acquiror or its Affiliates (other than AIT and its Subsidiaries and Downstream Affiliates) provided that such products do not comprise or incorporate technology owned or controlled by Adicet or its Subsidiaries or Downstream Affiliates, or by AIT or its Subsidiaries or Downstream Affiliates (including without limitation the Licensed Technology and Joint Researcher Improvements) and further provided that in such M&A Transaction, Adicet shall not be relieved from its obligations under Section 2 of this Amendment regarding Adicet Licensed Products without TRDF’s written consent which shall not be unreasonably withheld.

6.    Without limiting Adicet’s obligations under this Amendment, Adicet shall have the option to acquire and assume from AIT all rights and obligations of Company set forth in the License Agreement with respect to all but not part of the licensed intellectual property and technology thereunder.

7.    As of the date hereof, the License Agreement is in full force and effect, and TRDF is not aware of any facts or circumstances that may indicate that AIT has not used Commercially Reasonable Efforts to discover or develop at least one Licensed Product.

8.    Other than as specifically amended herein, the provisions, terms and conditions of the License Agreement shall remain unchanged and in full force and effect.

9.    Nothing herein shall be construed (a) as providing Adicet or AIT or their respective Affiliates with any ownership or license rights to any intellectual property beneficially owned by TRDF other than the intellectual property subject to the License Agreement, or (b) as providing TRDF with any ownership or license rights to any intellectual property beneficially owned by Adicet or AIT or their respective Affiliates.

The effectiveness of this Amendment is conditioned upon the closing of that certain Series A Preferred Stock Purchase Agreement dated as of January 13, 2016, regarding, and the closing of, the acquisition by Adicet of AIT. To the extent such closings do not occur by June 30, 2016, this Amendment shall be void and null, ab initio.

Accepted and Agreed:

Adicet Bio Inc.

By:	/s/ Aya Jakobovits
Title:	President & CEO

Date:	January 13, 2016

Accepted and Agreed:

Applied Immune Technology Ltd.

By:	/s/ Mira Peled-Kamar
Title:	CEO

Date:	January 13, 2016

Accepted and Agreed:

Technion Research and Development Foundation Ltd.

By:	/s/ [Authorized Signatory]
Title:	[Authorized Signatory]

Date:	January 13, 2016

Accepted and Agreed:

/s/ Authorized Signatory
[***]

Date:	January 13, 2016

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